Exhibit 99.2

Synlogic and Ginkgo Bioworks Establish Transformational Platform

Collaboration for the Accelerated Development of Novel Synthetic BioticTM

Medicines

– Fuels development of Synlogic’s growing pipeline of novel living medicines with technology access and $80.0 million equity investment at a premium –

– Applies Ginkgo’s high-throughput synthetic biology platform services to human therapeutics –

– Synlogic to host a conference call at 8:00 am ET today –

CAMBRIDGE and BOSTON, MASS., June 12, 2019 – Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage company applying synthetic biology to beneficial microbes to develop novel, living medicines and Ginkgo Bioworks, the organism company, today announced a platform collaboration to accelerate expansion and development of Synlogic’s pipeline of Synthetic Biotic medicines using Ginkgo’s cell programming platform.

The agreement provides an $80.0 million equity investment at a premium in Synlogic by Ginkgo and entry into a long-term strategic platform collaboration. Synlogic will use Ginkgo’s cell programming platform for building and testing thousands of microbial strains to accelerate progression of early preclinical leads to drug candidates optimized for further clinical development.

“This collaboration significantly enhances Synlogic’s Synthetic Biotic strain optimization capabilities and builds on the successful pilot program we began with Ginkgo in late 2017. It enables us to advance high-quality candidate strains into development more efficiently and provides technology and resources that will fuel pipeline expansion as we continue to advance our existing clinical programs,” said Aoife Brennan, M.B., Ch.B., Synlogic’s president and chief executive officer. “Ginkgo has built a world-class infrastructure for programming and optimizing microbial strains at a large scale which will be instrumental in the development of our portfolio of Synthetic Biotic medicines. We are excited to establish this agreement and to work together to advance meaningful treatments for patients.”

“The ability to program living cells to sense and respond to treat complex diseases has great potential. Synlogic’s platform for designing and developing living medicines that can treat a wide range of dynamic diseases has the potential to be transformative to the next generation of pharmaceuticals,” said Jason Kelly, Ph.D., co-founder and chief executive officer of Ginkgo Bioworks. “Based on the success of our pilot work with the Synlogic team, we’re doubling down on our collaboration to grow this powerful engine for the future of medicine together.”

Ginkgo has purchased 6,340,771 shares of Synlogic common stock as well as pre-funded warrants to purchase up to 2,548,117 shares of Synlogic common stock, both at a price of $9.00 per share. Gross proceeds to Synlogic are approximately $80 million. The transactions were executed and closed on June 11, 2019. At the closing, under the foundry services agreement, Synlogic paid $30.0 million to Ginkgo for synthetic biology services to be provided over an initial period of five years which can be extended. Synlogic has exclusive rights to any Synthetic Biotic medicines that it develops as part of the collaboration and to intellectual property covering such products.

Conference Call & Webcast Information

Synlogic will host a conference call and live webcast today at 8:00 am ET today, Wednesday, June 12, 2019. To access the live webcast, please visit the “Event Calendar” page within the Investors and Media section of the Synlogic website. Alternatively, investors may listen to the call by dialing +1 (844) 815-2882 from locations in the United States or +1 (213) 660-0926 from outside the United States. The conference ID number is 1885643. For those unable to participate in the conference call or webcast, a replay will be available for 30 days on the Investors and Media section of the Synlogic website.

About Synlogic

Synlogic is pioneering the development of a novel class of living medicines, Synthetic Biotic™ medicines, based on its proprietary drug development platform. Synlogic leverages the tools and principles of synthetic biology to genetically engineer beneficial microbes to perform or deliver critical functions missing or damaged due to disease. Synthetic Biotic medicines are designed to act locally and have a systemic effect to address disease in patients. Synlogic’s two lead programs, SYNB1020 and SYNB1618, are orally administered and target hyperammonemia as a result of liver damage or genetic disease, and phenylketonuria, respectively. Synlogic is also developing SYNB1891 as an intratumorally-administered Synthetic Biotic medicine for the treatment of cancer. In addition, the company is leveraging the broad potential of its platform to create additional Synthetic Biotic medicines for the treatment of liver disease, as well as inflammatory and immune disorders including Synlogic’s collaboration with AbbVie to develop Synthetic Biotic-based treatments for inflammatory bowel disease (IBD). For more information, please visit www.synlogictx.com.

About Ginkgo Bioworks

Ginkgo Bioworks is the organism company, using the power of biology to build sustainable products in food, pharma, manufacturing, and more. Using sophisticated software and state of the art automation, Ginkgo’s powerful platform for genetic engineering is making biology easier to engineer, enabling new products to be renewably manufactured with biology. Ginkgo’s investors include Viking Global Investors, Y Combinator’s Continuity Fund, Cascade Investment, and General Atlantic. For more information, visit ginkgobioworks.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s platform to develop therapeutics to address a wide range of diseases, including: cancer, rare metabolic diseases, liver disease, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; the potential of Synlogic’s technology to treat cancer, hyperammonemia, and phenylketonuria. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

MEDIA CONTACT:	INVESTOR CONTACT:

Synlogic, Inc. Courtney Heath 617-872-2462 courtney@scientpr.com	Synlogic, Inc. Elizabeth Wolffe, Ph.D. 617-207-5509 liz@synlogictx.com

Ginkgo Bioworks Jordyn Lee 347-382-9732 ginkgobioworks@bateman-group.com	Ginkgo Bioworks Maeve Conneighton Argot Partners 212-600-1902 maeve@argotpartners.com

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